EXHIBIT 5

                          KRYS BOYLE FREEDMAN GRAHAM
                          SAWYER TERRY & MOORE, P.C.
                               Attorneys at Law
(303) 893-2300      600 17th Street, Suite 2700 S. Tower   FAX (303) 893-2882
                             Denver, Colorado 80202

                                July 17, 2002

Infinity, Inc.
211 West 14th Street
Chanute, Kansas 66720

     Re:  SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for Infinity, Inc., a Colorado corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Act"), of 320,000 shares of common stock which may be issued upon the exercise of options granted under the Company's 2002 Stock Option Plan through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commis-sion").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secre-tary of State of the State of Colorado, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 320,000 shares of the Company's $.0001 par value common stock which may be issued upon the exercise of options under the 2002 Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accor-dance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                    Very truly yours,

                                    KRYS BOYLE FREEDMAN GRAHAM
                                     SAWYER TERRY & MOORE, P.C.


                                    By:/s/ James P. Beck
                                       James P. Beck